Exhibit 5.2
[LETTERHEAD OF VENABLE LLP]
May 28, 2020
Diversified Healthcare Trust
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458-1634
Re:   Registration Statement on Form S-3 (File No. 333-225831)
Ladies and Gentlemen:
We have served as Maryland counsel to Diversified Healthcare Trust, a Maryland real estate investment trust (the “Company”), and the Company’s subsidiaries listed on Schedule I hereto (the “Subsidiaries”), in connection with certain matters of Maryland law arising out of the registration of the following securities (collectively, the “Securities”): (i) debt securities of the Company (the “Debt Securities”); (ii) preferred shares of beneficial interest, $.01 par value per share (“Preferred Shares”), of the Company; (iii) depositary shares of the Company representing whole or fractional interests in Preferred Shares (“Depositary Shares”); (iv) common shares of beneficial interest, $.01 par value per share (“Common Shares”), of the Company; (v) warrants of the Company to purchase Debt Securities, Preferred Shares or Common Shares (“Warrants” and, together with the Debt Securities, the Preferred Shares, the Depositary Shares and the Common Shares, the “Company Securities”); and (vi) guarantees of Debt Securities (the “Subsidiary Guarantees”) by the Subsidiaries, covered by Post-Effective Amendment No. 1 to the above-referenced Registration Statement, and additional amendments thereto (the “Registration Statement”), to be filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).
In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):
1.   The Registration Statement and the related form of prospectus included therein;
2.   The Amended and Restated Declaration of Trust , as amended and supplemented, of the Company (the “Declaration of Trust”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);
3.   The Amended and Restated Bylaws of the Company, as amended (the “Bylaws”), certified as of the date hereof by an officer of the Company;
4.   The Declarations of Trust (the “Trust Subsidiary Declarations of Trust”) of each of the Trust Subsidiaries (as defined on Schedule I), certified by the SDAT;
5.   The Bylaws (the “Trust Subsidiary Bylaws”) of each of the Trust Subsidiaries, certified as of the date hereof by an officer of each of the Trust Subsidiaries;
6.   The Articles of Organization (the “LLC Subsidiary Articles of Organization”) of each of the LLC Subsidiaries (as defined on Schedule I), certified by the SDAT;
7.   The Operating Agreements (the “LLC Subsidiary Operating Agreements”) of each of the LLC Subsidiaries, certified as of the date hereof by an officer of each of the LLC Subsidiaries;
8.   The Charters (the “Corporate Subsidiary Charters”) of each of the Corporate Subsidiaries (as defined on Schedule I), certified by the SDAT;

Diversified Healthcare Trust
May 28, 2020

9.   The Bylaws (the “Corporate Subsidiary Bylaws” and, together with the Trust Subsidiary Declarations of Trust, Trust Subsidiary Bylaws, LLC Subsidiary Articles of Organization, LLC Subsidiary Operating Agreements and Corporate Subsidiary Charters, the “Subsidiary Documents”) of each of the Corporate Subsidiaries, certified as of the date hereof by an officer of each of the Corporate Subsidiaries;
10.   Certificates of the SDAT as to the good standing of the Company and the Subsidiaries, dated as of a recent date;
11.   Resolutions (the “Company Resolutions”) adopted by the Board of Trustees of the Company (the “Board”), relating to the registration of the Company Securities, certified as of the date hereof by an officer of the Company;
12.   Resolutions (the “Subsidiary Resolutions”) adopted by the Board of Trustees, Managing Members or the Board of Directors, as the case may be, of the Subsidiaries, relating to the registration of the Guarantees, certified as of the date hereof by an officer of each of the Subsidiaries;
13.   A certificate executed by an officer of the Company and each of the Subsidiaries, dated as of the date hereof; and
14.   Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.
In expressing the opinion set forth below, we have assumed the following:
1.   Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.
2.   Each individual executing any of the Documents on behalf of a party (other than the Company and the Subsidiaries) is duly authorized to do so.
3.   Each of the parties (other than the Company and the Subsidiaries) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.
4.   All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.
5.   The issuance of, and certain terms of, the Company Securities to be issued by the Company from time to time will be authorized and approved by the Board, or a duly authorized committee thereof, in accordance with the Maryland REIT Law, the Declaration of Trust, the Bylaws and the Company Resolutions (such approval referred to herein as the “Trust Proceedings”).
6.   The issuance of, and certain terms of, the Guarantees to be issued by the Subsidiaries from time to time will be authorized and approved the Board of Trustees, Managing Member or Board of Directors, as the case may be, of each of the Subsidiaries, in accordance with the applicable Subsidiary Documents and Subsidiary Resolutions (such approval referred to herein as the “Subsidiary Proceedings”).
7.   Articles Supplementary creating and designating the number of shares and the terms of any class or series of Preferred Shares to be issued by the Company will be filed with and accepted for record by the SDAT prior to the issuance of such Preferred Shares.

Diversified Healthcare Trust
May 28, 2020

8.   Upon the issuance of any Company Securities that are Common Shares (“Common Securities”), including Common Securities which may be issued upon conversion or exercise of any other Company Securities convertible into or exercisable for Common Securities, the total number of Common Shares issued and outstanding will not exceed the total number of Common Shares that the Company is then authorized to issue under the Declaration of Trust.
9.   Upon the issuance of any Company Securities that are Preferred Shares (“Preferred Securities”), including (i) Preferred Securities which may be issued upon conversion or exercise of any other Company Securities convertible into or exercisable for Preferred Securities and (ii) Preferred Securities represented by Depositary Shares, the total number of Preferred Shares issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Shares designated pursuant to the Declaration of Trust, will not exceed the total number of Preferred Shares or the number of shares of such class or series of Preferred Shares that the Company is then authorized to issue under the Declaration of Trust.
10.   The Securities will not be issued or transferred in violation of any restriction or limitation contained in Article VII (Restriction on Transfer and Ownership of Shares) of the Declaration of Trust.
Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:
1.   The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.
2.   Each of the Trust Subsidiaries is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT. Each of the LLC Subsidiaries is a limited liability company duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT. Each of the Corporate Subsidiaries is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.
3.   Upon the completion of all Trust Proceedings relating to the Debt Securities, the issuance of the Debt Securities will be duly authorized.
4.   Upon the completion of all Trust Proceedings relating to the Preferred Securities, the issuance of the Preferred Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Trust Proceedings, the Preferred Securities will be validly issued, fully paid and nonassessable.
5.   Upon the completion of all Trust Proceedings relating to the Depositary Shares, the issuance of the Depositary Shares will be duly authorized.
6.   Upon the completion of all Trust Proceedings relating to the Common Securities, the issuance of the Common Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Trust Proceedings, the Common Securities will be validly issued, fully paid and nonassessable.
7.   Upon the completion of all Trust Proceedings relating to the Warrants, the issuance of the Warrants will be duly authorized.
8.   Upon the completion of all Subsidiary Proceedings relating to the Guarantees, the Guarantees will be duly authorized.
The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the compliance with, or the applicability of, federal or state securities laws, including the securities laws of the State of Maryland.

Diversified Healthcare Trust
May 28, 2020

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.
This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act. Sullivan & Worcester LLP, counsel to the Company, may rely on this opinion in connection with an opinion of even date herewith to be issued by it relating to the issuance of the Securities.
Very truly yours,
/s/ Venable LLP

SCHEDULE I
Trust Subsidiaries
Subsidiaries that are Maryland real estate investment trusts (the “Trust Subsidiaries”)
1.
CCC Alpha Investments Trust

2.
CCC Delaware Trust

3.
CCC Financing I Trust

4.
CCC Pueblo Norte Trust

5.
CCC Retirement Partners Trust

6.
CCC Retirement Trust

7.
SNH/CSL Properties Trust

8.
SNH/LTA Properties Trust

9.
SNH AL Properties Trust

10.
SNH ALT Leased Properties Trust

11.
SNH CHS Properties Trust

12.
SNH Clear Creek Properties Trust

13.
SNH FM Financing Trust

14.
SNH Granite Gate Lands Trust

15.
SNH Grove Park Trust

16.
SNH IL Properties Trust

17.
SNH Medical Office Properties Trust

18.
SNH NS Properties Trust

19.
SNH Parkview Properties Trust

20.
SNH SE Properties Trust

21.
SNH Somerford Properties Trust

22.
SNH Tellico Trust

23.
SNH Well Properties Trust

24.
SNH Yonkers Properties Trust

25.
SPTGEN Properties Trust

26.
SPTIHS Properties Trust

27.
SPTMISC Properties Trust

28.
SPTMNR Properties Trust

29.
SPTMRT Properties Trust

30.
SPTSUN II Properties Trust

31.
HRES1 Properties Trust

32.
HRES2 Properties Trust

LLC Subsidiaries
Subsidiaries that are Maryland limited liability companies (the “LLC Subsidiaries”)
33.
DHC Holdings LLC

34.
MSD Pool 1 LLC

35.
MSD Pool 2 LLC

36.
SNH/LTA Properties GA LLC

37.
SNH AL Cumming LLC

38.
SNH AL Cumming Tenant LLC

39.
SNH AL Georgia LLC

40.
SNH AL Georgia Tenant LLC

41.
SNH AL Georgia Holdings LLC

42.
SNH AL Properties LLC

43.
SNH AZ Tenant LLC

44.
SNH Bakersfield LLC

45.
SNH BAMA Tenant LLC

46.
SNH CAL Tenant LLC

47.
SNH CO Tenant LLC

48.
SNH DEL Tenant LLC

49.
SNH Derby Tenant LLC

50.
SNH FLA Tenant LLC

51.
SNH Georgia Tenant LLC

52.
SNH Granite Gate Lands Tenant LLC

53.
SNH Grove Park Tenant LLC

54.
SNH INDY Tenant LLC

55.
SNH Kent Properties LLC

56.
SNH Lincoln Tenant LLC

57.
SNH Longhorn Tenant LLC

58.
SNH LTF Properties LLC

59.
SNH MASS Tenant LLC

60.
SNH MD Tenant LLC

61.
SNH MO Tenant LLC

62.
SNH Modesto LLC

63.
SNH NC Tenant LLC

64.
SNH Neb Tenant LLC

65.
SNH NJ Tenant GP LLC

66.
SNH NJ Tenant LLC

67.
SNH NM Tenant LLC

68.
SNH Northwoods LLC

69.
SNH Northwoods Tenant LLC

70.
SNH Ohio Tenant LLC

71.
SNH OMISS Tenant LLC

72.
SNH PENN Tenant LLC

73.
SNH Proj Lincoln TRS LLC

74.
SNH Redmond Properties LLC

75.
SNH RMI Fox Ridge Manor Properties LLC

76.
SNH RMI Jefferson Manor Properties LLC

77.
SNH RMI McKay Manor Properties LLC

78.
SNH RMI Northwood Manor Properties LLC

79.
SNH RMI Oak Woods Manor Properties LLC

80.
SNH RMI Park Square Manor Properties LLC

81.
SNH RMI Properties Holding Company LLC

82.
SNH RMI Smith Farms Manor Properties LLC

83.
SNH RMI Sycamore Manor Properties LLC

84.
SNH SC Tenant LLC

85.
SNH Tellico Tenant LLC

86.
SNH TENN Tenant LLC

87.
SNH Toto Tenant LLC

88.
SNH TRS Licensee Holdco LLC

89.
SNH VA Tenant LLC

90.
SNH Viking Tenant LLC

91.
SNH Wilmington LLC

92.
SNH WIS Tenant LLC

93.
SNH WY Tenant LLC

Corporate Subsidiaries
Subsidiaries that are Maryland corporations (the “Corporate Subsidiaries”):
94.
SNH 30 Newcrossing Inc.

95.
SNH AL AIMO, Inc.

96.
SNH AL AIMO II, Inc.

97.
SNH AL AIMO Tenant, Inc.

98.
SNH AL AIMO Tenant II, Inc.

99.
SNH AL Crimson Tenant Inc.

100.
SNH AL TRS, Inc.

101.
SNH AL Wilmington Tenant Inc.

102.
SNH Blaine Inc.

103.
SNH IL Joplin Inc.

104.
SNH SE Tenant TRS, Inc.

105.
SNH SE Tenant 2 TRS, Inc.

106.
SNH TRS Inc.

107.
SNH Yonkers Tenant Inc.

108.
SNH Ward Ave. Properties I Inc.